                                                                  EXHIBIT 10.19



                          WORLDTRAVEL TECHNOLOGIES, LLC


                                       AND


                          TECHNOLOGY LICENSING COMPANY











                       ----------------------------------
                           SOFTWARE LICENCE AGREEMENT
                       ----------------------------------











                             MCDERMOTT WILL & EMERY
                                  7 BISHOPSGATE
                                     LONDON
                                    EC2N 3AQ

                                TABLE OF CONTENTS

1.       DEFINITIONS

2.       LICENCE TO USE THE SOFTWARE

3.       THE LICENSOR'S RIGHTS IN THE SOFTWARE

4.       LICENCE FEE, CHARGES AND PAYMENT

5.       SOFTWARE WARRANTY

6.       INTELLECTUAL PROPERTY RIGHTS INDEMNITY

7.       LIMITATION OF LIABILITY

8.       TERM, TERMINATION AND EFFECTS OF TERMINATION

9.       ESCROW

10.      DISPUTE RESOLUTION

11.      CONFIDENTIALITY

12.      GENERAL PROVISIONS


SCHEDULES

SCHEDULE A - SOFTWARE / PRODUCTS

SCHEDULE B - SUBLICENCE BETWEEN WTT2 AND NEWCO



                                      (i)

THIS SOFTWARE LICENCE AGREEMENT ("the Agreement") is made on the      day
of                   2000

BETWEEN

1. WORLDTRAVEL TECHNOLOGIES , LLC, with its principal place of business at 6 W. Druid Hills Drive, Atlanta, Georgia 30329 ("the Licensor"); and

2. TECHNOLOGY LICENSING COMPANY LLC, with its principal place of business at 6 W. Druid Hills Drive, Atlanta, Georgia 30329 ("the Licensee" or "TLC").

1.       DEFINITIONS

1.1      In this Agreement, the following words and phrases have these meanings:

         "BTI GROUP means those travel agents which from time to time are party to a partnership agreement with Business Travel International (BTI), a Dutch registered company.

         "CORPORATE TRAVEL SERVICES" means travel services provided to a business entity's employees and/or contractors which are paid for or reimbursed by such business entity, which has contracted directly with Licensee, a travel agency, web portal, or other entity to provide such services.

         "DELIVERY" (WITH "DELIVER" AND "DELIVERED" BEING CONSTRUED ACCORDINGLY) means in respect of any Software Release the point in time from which such Software Release is first used in a live environment with a Customer, other than a test customer provided always that such Software shall be deemed to be Delivered 3 months from the date upon which such Software is first installed by the Licensee;

         "ENHANCEMENT" means changes to the Product that provide additional features and/or functionality, expanding the capabilities of the Product, or so significantly expand a function as to be considered a new function.

         "ESCROW AGREEMENT" means an agreement for the deposit of the source code relating to the Software in the form set out in Schedule E of the Newco Sublicense.

         "GROUP" means in relation to a company, that company and each subsidiary of the company and its subsidiaries for the time being.

         "IMPROVEMENTS" means new functionality that addresses areas that were not covered in the Initial Software Release for the Product, or so significantly expands a function as to be considered a new function.

         "INTELLECTUAL PROPERTY" means all letters patent, trade marks and service marks, registered designs, utility models, applications for any of the foregoing and the right to apply therefor in any part of the world; design rights, copyrights, topography rights, brand names, trade names, logos and business names and all or any similar or equivalent rights arising or subsisting in any country in the world;

         "MODIFICATION" means changes to the Product that affect existing functionality, usually including streamlining processes, revising screens for clarity and similar changes.

         "NEWCO" means Fortdove Limited, a company incorporated in England and Wales under number 3841799 whose registered office is at 200 Aldersgate Street, London, EC1A 4JJ.

         "NEWCO SUBLICENCE" means the sublicence of the Software granted by the Licensee to Newco, as permitted by this Agreement, in the form set out in Schedule B hereto.

         "PRODUCT" means a logical grouping of Licensor's Software which is sold by a specific product name. The Products licensed under this Agreement are listed in Schedule A to the Newco Sublicense.

         "SCHEDULE" means the Schedule(s) attached to and incorporated into this Agreement.

         "SHAREHOLDERS AGREEMENT" means the Shareholders Agreement of on or about even date entered into between Hogg Robinson plc, Hogg Robinson Services Limited, WTT UK Limited, WT Technologies Inc, FortDove Limited, and the Licensee for the establishment and operation of the Licensee as a joint venture company.

         "SOFTWARE" means the Products listed in Schedule A to the Newco Sublicense and related user and training documentation, including all Software Releases provided by Licensor from time to time.

         "SOFTWARE RELEASE" means a complete or partial delivery of one or more Licensor Products, usually on magnetic media but which may be transmitted electronically at the Licensor's discretion, or otherwise as agreed between the Parties.
         Software Releases shall include:

         (a) Initial Software Release - the initial delivery of the Product(s) licensed hereunder;

         (b) Upgrade Release (Upgrade) - changes to the Product(s) delivered after the Initial Software Release.

         (c) Corrective Release (Fix) - changes to the Product(s) delivered to correct a bug that impairs normal operation of the Product(s), which may be provided within an Upgrade or under a support agreement.

         "SPECIFICATIONS" means the functional and technical specifications of the Software, to include those functional and technical specifications which are to be supplied by the Licensor within 6 months after the date of this Agreement which shall be in a form and of a standard similar to those set out in Schedule F of the Newco Sublicense, (if applicable). In any period during 6 months after the date of this Software Licence Agreement where a relevant element of Software has no specification available, the term "Specification" in respect of that element of Software shall be deemed to refer to the level of performance and functionality achieved in the corresponding element of Software in use in the United States in a SABRE environment at that time;

         "SUPPORT AND MAINTENANCE AGREEMENT" means the support and maintenance agreement between WTT and Newco for the maintenance of the Software of or about even date;

         "TERRITORY" means the geographical areas and entities in which and to which Newco has the exclusive right to provide services using the Software, as provided in Clause 2 of the Newco Sublicense. Reference to an entity as a "Territory" confers in itself no grant of rights in respect of the geographical area in which that entity is based;

         "VALUE ADDED TAX" means value added tax as provided for in the UK Value Added Tax Act 1994 of the United Kingdom and any other tax of a similar fiscal nature whether imposed in the United Kingdom (instead of or in addition to value added tax) or elsewhere;

         "WORKING DAY(s)" means days when banks in London and Atlanta are open for business excluding Saturday and Sunday;

         "WTT" means WorldTravel Technologies, LLC with its principal place of business at 6 W Druid Hills Drive, Atlanta, Georgia 30329.

1.2      In this Agreement, a reference to:

         1.2.1 a "subsidiary" or "holding company" is to be construed in accordance with Section 736 of the UK Companies Act 1985 of the United Kingdom and a "subsidiary undertaking" or "parent undertaking" is to be construed in accordance with Section 258 of the UK Companies Act 1985 of the United Kingdom;

         1.2.2 a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before the date of this Agreement and any subordinate legislation made or other thing done under the statutory provisions before the date of this Agreement;

         1.2.3 a document is a reference to that document as modified from time to time;

         1.2.4 a person includes a reference to a government, state, state agency, corporation, body corporate, association or partnership;

         1.2.5 a person includes a reference to that person's legal personal representatives, successors and permitted assigns;

         1.2.6 the singular includes the plural and vice versa unless the context otherwise requires;

         1.2.7 a clause or schedule, unless the context otherwise requires, is a reference to a clause or a schedule of this Agreement.


1.3      The headings in this Agreement do not affect its interpretation.

2.       LICENCE TO USE THE SOFTWARE

2.1 Subject to the restrictions contained in Clause 2.2, the Licensor hereby grants to the Licensee a perpetual, irrevocable (save as expressly provided herein), royalty-free licence to use the Software only to sub-license the Software to Newco on the terms set out in Schedule B hereto.

2.2 The Licensor agrees to be bound by and to comply with the terms of Clause 2 of the Newco Sublicense, as if it were named as Licensor therein.

2.3 The licence and exclusivity granted under this Agreement applies to the Initial Software Release and all subsequent Software Releases supplied under this Agreement, including any and all Upgrade Releases provided by Licensor to Licensee which are accepted by Licensee, which shall replace the relevant part(s) of the Software previously licensed.

2.4 The Licensor shall provide and license to the Licensee, who may sublicence the same to Newco, such know-how as the Licensee agrees with the Licensor shall be provided and licensed in order to install the Software, commence operation of the systems and implement any new Product. Each party shall bear all its costs and expenses in any such provision and licensing of know-how to it by the Licensor unless otherwise agreed in writing by the Parties.

2.5 The Licensor shall procure that WTT shall provide Newco with technical support or education services for the Software licensed in this Agreement to TLC, which is sublicensed to Newco, pursuant to the Support and Maintenance Agreement.

3.       THE LICENSOR'S RIGHTS IN THE SOFTWARE

3.1 The Licensee acknowledges that the Software and all Intellectual Property rights therein are proprietary to the Licensor or its licensors and protected by copyright law and international treaty. The Licensee acquires only the exclusive right to use the Software to sublicence to Newco as provided for herein under the terms set out in Schedule B hereto. Except as stated in this Agreement, the Licensor is not transferring any rights of copyright or ownership of any Intellectual Property in the Software or related documentation to the Licensee. Licensor shall at all times retain all rights, title and interest in the Software related documentation and any derivatives thereof.

3.2 The Licensee undertakes not to cause or permit the reverse engineering, disassembly, or decompilation of the Software, except to reproduce machine-readable object code portions for backup purposes and installation of new releases of Software and except as provided under section 50B of the Copyright, Designs and Patents Act 1988 of the United Kingdom. The Licensee will not copy or permit any of the Software to be copied by any means, except for bona fide internal security, installation, or backup purposes as provided under section 50A of the Copyright, Designs and Patents Act 1988, or for reasonable operational purposes (provided always that where copied for such reasonable operational purposes such copying shall be pursuant to a reasonable operational requirement upon the Licensee and shall be done only where strictly necessary and in good faith). Any copies made shall include all copyright or proprietary notices. The restrictions in this clause are imposed under penalty of termination but not exclusive of Licensor's other remedies.

3.3 Copyright subsists in all Software including its documentation and the Licensee will not delete, remove, alter or conceal any proprietary marks, notices or restrictions on the Software unless otherwise agreed in writing between the Parties.

3.4 The Licensee will inform all relevant employees, agents, sub-contractors and sub-licensees that the Software constitutes the Licensor's or its licensors' Confidential Information, and that all Intellectual Property rights in it belong to Licensor or its licensors, and the Licensee will take all necessary steps to ensure that the Licensee's employees, agents, sub-contractors and sub-licensees comply with the provisions of this clause.

3.5 The Licensee agrees to indemnify the Licensor in respect of any losses or expenses incurred by the Licensor as a result of the Software being obtained by any third party whether through deliberate misuse of the Software object codes by the Licensee or through the breach by the Licensee of this Agreement or through wilful negligence.

4.       CONSIDERATION.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties herein agree to and accept the mutual obligations and promises contained in this Agreement.

5.       SOFTWARE WARRANTY

5.1 The Licensor warrants to the Licensee and to Newco that it has the right to license the Software as provided in this Agreement. The Licensor warrants that for a period of six months from Delivery of the Initial Software Release to Licensee, or from the date of Delivery of a subsequent Upgrade Release only where such Upgrade Release constitutes a major version release evidenced by the attachment to such Upgrade Release of a new Product version number ("the Warranty Period"), the Software shall operate substantially in accordance with the Specifications including any subsequent Modifications to the Specifications agreed to by both parties. The Licensor warrants that upon Delivery to the best of its knowledge the Software shall be free of any and all "time bombs" or disabling mechanisms and the Licensor agrees to pay for any data lost as a result of the same. The Licensor further warrants that its quality testing procedures include testing for software viruses using such virus testing utilities as are agreed from time to time. If during the Warranty Period, the Software does not operate substantially in accordance with the Specifications and if the Licensor is unwilling or unable to correct all material deficiencies, incompatibilities, defects or errors identified in the Software within a reasonable time frame acceptable to both parties, the Licensor may provide the Licensee with a modified version of the Software that does not contain such material deficiencies, incompatibilities, defects or errors. In the event that the Licensor is unable to correct all material deficiencies, incompatibilities, defects or errors, either through remedial action or the provision of a new copy of the Software the Licensor shall be in material breach of this Agreement. Without prejudice to the other remedies of the Licensee hereunder and elsewhere, the Licensor shall immediately refund to the Licensee any related royalty paid by the Licensee for the Software.

5.2 The Licensee shall notify the Licensor in writing of failure of the Software to operate in substantial conformity with the Specifications within 10 (ten) Working Days following discovery thereof. Provided that the Licensee notifies the Licensor of such failure prior to expiration of the Warranty Period, the Licensor will investigate and take corrective action in respect of material non-conformities as expeditiously as is possible in the circumstances. If any Software fails to operate in accordance with the Specifications, the Licensor will use all reasonable efforts to correct the Software so that it will operate substantially in accordance with the Specifications. If the Licensor determines that the reported error non-conformity is not due to any error or defect in the Software supplied by the Licensor and is not due to any other fault or negligence of the Licensor or its supplier, the Licensee shall compensate the Licensor for its services on a time and materials basis at the Licensor's reasonable rates.

5.3 Licensor further warrants that the disks (if any) on which the Software is provided will be free from defects in materials and workmanship under normal use and service during the Warranty Period.

5.4 This clause constitutes the only warranty provided by the Licensor in respect of the Software and the Licensor's obligations set out in this Agreement replace all undertakings, guarantees, and warranties, express or implied, in law or otherwise, including any warranty of satisfactory quality or fitness for a particular purpose, which the Licensee must have sole responsibility for determining. Without prejudice to the warranty given by the Licensor hereunder, the Licensee acknowledges in this connection that:

         (a) The Software cannot be tested in advance in every possible operating combination and environment;

         (b) It is not possible to produce Software known to be error-free in all circumstances;

         (c)      Not all errors can be rectified.

5.5 The Licensor shall not be liable to the Licensee or Newco for any claim or defect arising from (i) any alteration or modification of any Software which is not provided or approved by Licensor; (ii) problems with the Licensee's equipment or with other software not provided by Licensor; or (iii) any other cause beyond Licensor's control.

5.6 EXCEPT AS EXPRESSLY PROVIDED IN THIS CLAUSE, NO EXPRESS OR IMPLIED WARRANTY IS MADE BY LICENSOR WITH RESPECT TO THE PRODUCTS, ANY SOFTWARE RELEASE, THE DOCUMENTATION OR ANY OTHER MATTER, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSE. WITHOUT PREJUDICE TO THE WARRANTY GIVEN IN CLAUSE 5.1 THAT THE SOFTWARE WILL OPERATE SUBSTANTIALLY IN ACCORDANCE WITH THE SPECIFICATIONS, AS THE SAME MAY BE MODIFIED BY AGREEMENT, THE LICENSOR DOES NOT WARRANT THAT ALL ERRORS IN THE SOFTWARE CAN OR WILL BE CORRECTED.

5.7` The Licensee warrants to the Licensor that it will treat the Software as Confidential Information (as provided in Clause 11).

6.       INTELLECTUAL PROPERTY RIGHTS INDEMNITY

6.1 Subject to the terms of this clause, and at the Licensor's own expense, the Licensor will defend or cause to be defended or, at the Licensor's option, settle any claim or action brought against the Licensee or Newco in respect of any claimed infringement of any Intellectual Property right by the Software ("Claim"). Subject to the other conditions of this clause, the Licensor will indemnify the Licensee and Newco against any liability, damage or expense with respect to any Claim, provided that the Licensee or Newco:

         (a) Notifies the Licensor promptly in writing of the Claim immediately on becoming aware of it;

         (b) Grants sole control of the conduct of the defence, settlement or appeal of the Claim to Licensor;

         (c) Gives the Licensor complete and accurate information to the best of its knowledge and full co-operation and assistance to enable the Licensor to settle or defend the Claim; and

         (d)      Has complied fully with the terms of this Agreement.

         If the Licensee or Newco desire to have separate legal representation in any such Claim, the provisions of this clause shall not prevent Licensee's or Newco's participation with Licensor in the Claim, provided that Licensee or Newco will be responsible for the costs and fees of its separate legal representation, and provided that Licensor shall continue to have full control of the conduct of the Claim.

6.2 The Licensor shall have no liability under this clause for any alleged or actual infringement arising from

         (a) The combination of the Software with any other software not supplied by Licensor; or

         (b) The modification or alteration of the Software unless the modification or alteration was made, supplied or approved expressly by Licensor.

6.3 If any part of the Software should become the subject of any Claim, or if a court judgement is made that the Software does infringe, or if the use or licensing of any part of the Software is restricted, the Licensor shall, at the Licensor's option and expense:

         (a) either obtain or procure for the Licensee and Newco the right to continue to use the Software; or

         (b) Replace or modify the Software so that it becomes non-infringing, but substantially functionally equivalent; or

         (c) If the use of the Software is prevented by permanent injunction and neither of the above options (a) or (b) is reasonably possible or effective, the Licensor shall accept its return and terminate the Agreement and refund to the Licensee/Newco an amount equal to the sum paid by the Licensee/Newco for the Product or Software Release, without prejudice to any other right the Licensee/Newco shall have under this Agreement.

6.4 In no circumstances will the Licensor be liable for any costs or expenses incurred by the Licensee without the Licensor's written authorisation.

7.       LIMITATION OF LIABILITY

7.1 The Licensee agrees that the Licensee has accepted these terms and conditions in the knowledge that the Licensor's liability is limited and that the licence fee and charges payable have been calculated accordingly.

7.2 The Licensor's total liability arising in connection with this Agreement (including liability for interest and costs) will not exceed in aggregate the total licence fees paid by the Licensee under this Agreement and by Newco under the Newco Sublicense except in the case of liability for death or personal injury caused by the Licensor's negligence, which will not be subject to a financial limit.

7.3 Except as expressly stated in this clause and elsewhere in this Agreement, any liability by the Licensor for any breach of this Agreement will be limited in the aggregate of damages, costs, fees and expenses to the total licence fees paid or due to be paid by the Licensee under this Agreement and by Newco under the Newco Sublicence. For the avoidance of doubt, the limitation contained in this Clause shall not apply to the indemnity given by the Licensor under Clause 6, subject to its terms.

7.4 Except as expressly stated in this Agreement, neither the Licensor nor its officers, employees, agents or sub-contractors shall be liable to the Licensee in connection with the Licensor's performance of this Agreement or the Licensee's or Newco's use of the Software. In no event will the Licensor, its officers, employees, agents or sub-contractors be liable to the Licensee or Newco for special, indirect or consequential damages arising out of this Agreement or the breach thereof, or arising out of the Licensee's or Newco's possession of, use of or inability to use the Software or any part thereof, including but not limited to any damages for loss of profits or arising from loss of data or unfitness for use even if that loss or damage was reasonably foreseeable or either party was aware of the possibility of that loss or damage arising, and whether such damages are based in contract, tort, negligence, strict liability or otherwise.

8.       TERM, TERMINATION AND EFFECTS OF TERMINATION

8.1 This Agreement shall be effective on the date above written and shall continue indefinitely unless terminated as provided in this Clause.

8.2 This Agreement shall terminate upon the splitting of the assets of Newco, as provided under Clause 17.5 of the Shareholders Agreement and shall be replaced by a non-exclusive license of the Software, to be granted to the successor company/ies of the relevant assets.
8.3 Any termination of this Agreement will be without prejudice to any other legal remedies, accrued rights or outstanding liabilities of either of the parties at the date of termination.

8.4 If this Agreement is terminated for any reason, the Licensee shall satisfy the Licensor that the Licensee has ceased to use the Software and has deleted the Software and all copies of any part of the Software from the Licensee's systems and that the Licensee can no longer reproduce the Software in any way, and the Licensee shall return to the Licensor immediately all related documentation or other tangible property in the Licensee's possession belonging to Licensor, including all copies of the Products or Software Releases.

8.5 Such provisions of this Agreement as are required to survive its termination or expiry in order to give full force and effect to the rights and obligations of the parties hereunder shall be deemed to so survive.

9.       ESCROW

         The parties shall use their best endeavours to enter into the Escrow Agreement in the form set out in Schedule E to the Newco Sublicense within 30 days of the date of this Agreement, provided that no changes shall be made to the form of the Escrow

         Agreement save such as are strictly necessary to satisfy the requirements of Fort Knox Escrow Services, Inc. ("Fort Knox"), as contracting party to that document and an extension shall be permitted to the 30 day period save as is strictly necessary to accommodate the requirements of Fort Knox.



10.      DISPUTE RESOLUTION

10.1 INITIAL PROCEDURES: The parties shall make all reasonable efforts to resolve all disputes without resorting to litigation. If a dispute arises between the parties, the parties shall each appoint a representative, who shall work together to attempt to reach an amicable resolution. The representatives shall use their best efforts to resolve the dispute or to negotiate an appropriate modification or amendment.

10.2 ESCALATION: Except as otherwise provided in this Agreement, neither party shall be permitted to bring proceedings against the other (save for injunctive relief) until the parties' representatives conclude in good faith that an amicable resolution of the dispute through continued negotiation is unlikely.


10.3 ARBITRATION: If the parties are unable to reach a resolution of any matter within the negotiating procedures outlined herein, either party may submit this matter to arbitration under the Rules of the American Arbitration Association. If the parties resort to arbitration, no arbitrator shall be entitled to award punitive damages.

11.      CONFIDENTIALITY

11.1     The Receiving Party shall:

         11.1.1   keep the Confidential Information confidential;

         11.1.2 not disclose the Confidential Information to any person, other than in accordance with this clause 11, unless it first obtains the Disclosing Party's written consent; and

         11.2.3 not use the Confidential Information for any purpose other than the performance of its obligations under this Agreement or, in the case of

                  Licensee, the use, management, support, maintenance or development of the Custom Software, as defined in that Reciprocal Software Development Agreement of on or about even date between WTT and Newco..

11.2 The Licensee may disclose Confidential Information to its employees, the other members of Licensee's Group (and their employees), permitted sublicensees, and to third parties (and their employees) contracted (or with whom Licensee is negotiating with a view to contracting) to provide auditing, hardware or software facilities management, support, maintenance or development services to any member of Licensee's Group, to the extent reasonably necessary for the purposes of this Agreement.

11.3 During the term of this Agreement the Licensor may disclose Confidential Information to its employees and to the Licensor's Group and its employees to the extent reasonably necessary for the purposes of this Agreement.

11.4 The Receiving Party shall ensure that each person who receives Confidential Information pursuant to clause 11.2 (a "RECIPIENT") is made aware of and is subject to a written obligation to comply with all the Receiving Party's obligations of confidentiality under this Agreement as if the Recipient was a party to this Agreement.

11.5 The Receiving Party may disclose Confidential Information where disclosure is required by law, a court of competent jurisdiction or by a regulatory body with authority over its business, provided that the Receiving Party gives the Disclosing Party prior reasonable notice of the disclosure.

11.6 The obligations contained in this Clause do not apply to Confidential Information which:

         11.6.1 is at the date of this Agreement within or at any time after the date of this Agreement comes into the public domain other than through breach of this Agreement by the Receiving Party or any Recipient;

         11.6.2 can be shown by the Receiving Party to the reasonable satisfaction of the Disclosing Party to have been known by the Receiving Party before disclosure by the Disclosing Party to the Receiving Party; or

         11.6.3 subsequently comes lawfully into the possession of the Receiving Party from a third party.

11.7 For the purposes of this clause, "CONFIDENTIAL INFORMATION" means all information of a confidential nature disclosed (whether in writing, verbally or by any other means and whether directly or indirectly) by one party (the "DISCLOSING PARTY") to the other party (the "RECEIVING PARTY") whether before or after the date of this Agreement including, without limitation, any information relating to the Disclosing Party's products, operations, processes, plans or intentions, product information, the Software, Intellectual Property Rights, market opportunities and business affairs or those of its customers, clients or other contacts. Notwithstanding anything to the contrary contained elsewhere in this Agreement, the provisions of this Section 11, Confidentiality, shall survive any termination or expiration of this Agreement.

12.      GENERAL PROVISIONS

12.1     ENTIRE AGREEMENT AND VARIATIONS

         This Agreement including the Schedules constitutes the entire agreement between the parties relating to the Software. Each party confirms that it has not relied upon any representation not recorded in this Agreement as an inducement to enter into this Agreement. No variation of these terms and conditions will be valid unless confirmed in writing by authorised signatories of both parties. This Agreement shall be binding upon the successors and assigns of the parties hereto.

12.2     SEVERABILITY
         If any of the provisions of this Agreement is judged to be illegal or unenforceable, the continuation in full force and effect of the remainder of them will not be prejudiced.

12.3    WAIVER
         No forbearance or delay by either party in enforcing its respective rights will prejudice or restrict the rights of that party, and no waiver of any such rights or of any breach of any terms of this contract will be deemed to be a waiver of any other right or of any later breach.

12.4     INDEPENDENT CONTRACTORS
         The relationship between parties is that of independent contractor. Neither of the parties is agent for the other, and neither of the parties has any authority to enter into any contract, whether expressly or by implication, in the name of the other party, without that party's prior written consent.

12.5     ASSIGNMENT
         Neither party will assign this Agreement or any benefits or interests arising under this Agreement without the prior written consent of the other party.

12.6     NOTICES

         Notices under this Agreement shall be deemed given when delivered by hand, on the fifth business day after such notice is deposited in the mail, registered or certified, return receipt requested, postage prepaid, or sent via facsimile to the following address:


         WTT                                WTT2
            -----------------------------        -----------------------------

         --------------------------------   ----------------------------------

         --------------------------------   ----------------------------------
         Attention:  [______________]       Attention:   [_______________]


         Either party may change its address by giving the other written notice of the new address.

12.7     FORCE MAJEURE

12.7.1 If a party (the "Affected Party") is prevented, hindered or delayed from or in performing any of its obligations under this Agreement by a Force Majeure Event:

         12.7.1.1 the Affected Party's obligations under this Agreement are suspended while the Force Majeure Event continues and to the extent that it is prevented, hindered or delayed;

         12.7.1.2 as soon as reasonably possible after the start of the Force Majeure Event the Affected Party shall notify the other party in writing of the Force Majeure Event, the date on which the Force Majeure Event started and the effects of the Force Majeure Event on its ability to perform its obligations under this Agreement;

         12.7.1.3 the Affected Party shall make all reasonable efforts to mitigate the effects of the Force Majeure Event on the performance of its obligations under this Agreement; and

         12.7.1.4 as soon as reasonably possible after the end of the Force Majeure Event the Affected Party shall notify the other party in writing that the Force Majeure Event has ended and resume performance of its obligations under this Agreement.

12.7.2 If the Force Majeure Event continues for more than three months starting on the day the Force Majeure Event starts, a party may terminate this Agreement by giving not less than 30 days' written notice to the other party.

12.7.3 In this clause, "Force Majeure Event" means an event beyond the reasonable control of the Affected Party including, without limitation, act of God, war, riot, civil commotion, malicious damage, compliance with a law or governmental order, rule, or regulation , an accidental breakdown of plant or machinery not due to the negligence of the Affected Party, fire, flood and storm.

12.8     GOVERNING LAW AND JURISDICTION
         This agreement shall be governed by and construed according to the laws of the State of Georgia of the United States of America, without regard to its choice of laws provisions.



                            (SIGNATURES ON NEXT PAGE)

IN WITNESS WHEREOF the undersigned as duly authorised representatives of the parties to this Agreement have entered into this Agreement as of the date written above.


--------------------------------------------------
FOR AND ON BEHALF OF
WORLDTRAVEL TECHNOLOGIES , LLC

Name:
      --------------------------------------------


Date:
      --------------------------------------------


--------------------------------------------------
FOR AND ON BEHALF OF
TECHNOLOGY LICENSING COMPANY, LLC

Name:
      --------------------------------------------

Date:
      --------------------------------------------

                        Schedule A: Software and Products

                                   SCHEDULE B:


     Licence between Technology Licencing Company, LLC and Fortdove Limited